Exhibit 21.1

List of Subsidiaries of Chijet Motor Company, Inc.

Subsidiaries	Place of incorporation
Baoya New Energy (Shandong) Co., Ltd	People’s Republic of China
Baoya New Energy Automobile Sale (Yantai) Co., Ltd.	People’s Republic of China
Baoya New Energy Automobile R&D (Xiangyang) Co., Ltd.	People’s Republic of China
Baoya New Energy Automobile R&D Institution (Yantai) Co., Ltd.	People’s Republic of China
Baoya Technology Holdings Limited	British Virgin Islands
Baoyaev Group Limited	Hong Kong
Bijie Yabei New Energy Automobile Co., Ltd.	People’s Republic of China
Chijet, Inc.	Cayman Islands
Dezhou Yarui New Energy Automobile Co., Ltd.	People’s Republic of China
Dezhou Yitu New Energy Automobile Co., Ltd.	People’s Republic of China
Faw Jilin Automobile Co., Ltd.	People’s Republic of China
Faw Jilin Automobile Sale Co., Ltd.	People’s Republic of China
Jupiter Wellness Acquisition Corp.	Delaware, US
Jixiang Automobile Service (Yantai) Co., Ltd.	People’s Republic of China
Shandong Baoya New Energy Vehicle Co., Ltd	People’s Republic of China
Xiangyang Yazhi New Energy Automobile Co., Ltd.	People’s Republic of China
Xiangyang Yazhi New Energy Automobile Sale Co., Ltd.	People’s Republic of China